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                                                                       Exhibit j

                          Independent Auditors' Consent

The Board of Trustees of the
HSBC Investor Funds
HSBC Advisor Funds Trust
HSBC Investor Portfolios:

We consent to the use of our reports dated December 15, 2003 for the HSBC Investor Funds, HSBC Advisor Funds Trust and HSBC Investor Portfolios, incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statements of Additional Information.


KPMG LLP
Columbus, Ohio
March 1, 2004